Exhibit 5
Transamerica Financial Life Insurance Company Group Annuity Contract Application

Please Print	Check one:	☐ Contractholder’s initial contract request.
or Type		☐ Contractholder’s request to add an affiliate under existing contract(s) or to add additional contract(s).

SECTION A. Contractholder Information

Contractholder Name

Affiliate No.	Employer Identification Number (EIN)

Street Address	Floor/Suite No.

City	State	Zip Code

Address communications to:

Executive Contact (Name)

Title	Telephone Number
( )

Address (if different from above)

Administrative Contact (Name)

Title	Telephone Number ( )

Address (if different from above)

SECTION B. Contract(s) Specifications

The Contractholder hereby applies for one or more of the following types of group annuity contracts:

☐ 401(k)	☐ 401(a)/403(a)	☐ 403(b)* (check one below)
☐ ERISA
☐ 457(b) Gov’t.	☐ 457(f)	☐ Church
☐ Government
☐ NQDC	☐ IRA	☐ Non-ERISA

☐ Flex After-Tax	☐ Other
*A copy of the IRS letter of determination that the employer is a Code section 501(c)(3) non-profit organization must be submitted to TFLIC unless the contractholder, by execution below, certifies that the employer is
☐ an educational institution described in Code section 170(b)(a)(A)(ii)
☐ a church or church-controlled organization

The Contractholder elects the following Investment Options:
☐	Fixed Fund ☐ Government Fixed Fund

☐	Guaranteed Pooled Fund — not available for Non-ERISA 403(b) Programs, IRA and Flex After-Tax Contracts

☐	Registered Variable Investment Options**

☐	Non-Registered Separate Accounts
Date of Contract(s)

SECTION C. Information for Each Plan — Not applicable to Non-ERISA 403(b) Programs, IRA and Flex After-Tax Contracts

Plan Name

Trusteed	Type of Contract/Plan (See choices above)
☐ Yes ☐ No
SECTION C. Information for Each Plan (cont’d)

Plan Name

Trusteed	Type of Contract/Plan (See choices in Section B)
☐ Yes ☐ No

Plan Name

Trusteed	Type of Contract/Plan (See choices in Section B)
☐ Yes ☐ No

The Contractholder hereby certifies that the Plan(s) is the type indicated in Section B and that the Trust(s) (if applicable) and Plan(s) do not prohibit the investment of assets in funds available under insurance company group annuity contracts.

SECTION D. Contractholder Agreement

The Contractholder understands that:
The Contract(s) will not become effective unless this application is accepted by Transamerica Financial Life Insurance Company (“TFLIC”) and approval of the Contract(s) has been obtained from the Insurance Department of the state of delivery. If these conditions are met, the Contract(s) will be effective on the Contract Date(s).
**If Registered Variable Investment Options have been elected, receipt of the current Prospectus is hereby acknowledged. The Contractholder understands that all values provided by the Registered Variable Investment Options are based on investment experience and are not guaranteed.
The following statement is not applicable to group annuity applications in New York, Oregon and Virginia:
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act which is a crime, and subjects such person to criminal and substantial civil penalties.

SECTION E. Signatures

X

Signature of Contractholder’s Authorized Representative     Date

Print Name and Title

Applicable only if Registered Variable Investment Options are elected:

Reg. Rep. Code
X	| | | | | | |

Registered Representative’s Signature
X

Registered Principal’s Signature

We are proud to have you as a Client and would like to use your institution’s name for marketing purposes, but if you do not want us to, please initial here X_____.

AFIXREGAPP98A	USE FOR FIXED FUND AND/OR SEPARATE ACCOUNT CONTRACTS	Form No. 2159	(4/03)